UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2015

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, Walter C. Herlihy, Ph.D. informed the Board of Directors of Repligen Corporation (the “Company”) that he was retiring from his position as President and Chief Executive Officer of the Company and as a member of its Board of Directors effective as of the date of the Company’s Annual Meeting of Stockholders (the “Effective Date”). On January 16, 2015, the Company’s Board of Directors accepted Dr. Herlihy’s related resignations and appointed Tony J. Hunt to succeed Dr. Herlihy as President and Chief Executive Officer of the Company effective as of the Effective Date.

Mr. Hunt currently serves as the Company’s Chief Operating Officer. The Company expects that it may enter into a new employment agreement with Mr. Hunt on or before the Effective Date. There are no other arrangements or understandings between Mr. Hunt and any other persons pursuant to which he was selected as the Company’s President and Chief Executive Officer, effective as of the Effective Date. Additionally, there are no transactions involving the Company and Mr. Hunt that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Following his retirement as President and Chief Executive Officer as of the Effective Date, Dr. Herlihy will cease to serve as an “executive officer” of the Company but will serve as a Senior Advisor to the Company and its Board of Directors pursuant to the terms and conditions of a Transitional Services and Separation Agreement entered into between Dr. Herlihy and the Company (the “Transition Agreement”), a copy of which is attached as Exhibit 10.1 hereto. Under the terms of the Transition Agreement, Dr. Herlihy will assist with transitional matters and special projects on a part-time basis at the request of the Company’s Board of Directors and President and Chief Executive Officer for a period from the Effective Date through December 31, 2015 (the “Transition Period”). Dr. Herlihy will (i) continue to receive his base salary and benefits now in effect during the Transition Period, (ii) continue to vest in his outstanding equity awards and fifty percent (50%) of Dr. Herlihy’s option awards that are unvested on December 31, 2015 shall immediately vest and become exercisable at the end of the Transition Period, and (iii) be eligible to receive a bonus for 2014 and a pro-rated bonus for 2015.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 21, 2015, the Company issued a press announcing Dr. Herlihy’s retirement and Mr. Hunt’s appointment as President and Chief Executive Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Transitional Services and Separation Agreement, dated as of January 22, 2015, by and between Repligen Corporation and Walter C. Herlihy, Jr.

99.1	Press Release by Repligen Corporation, dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: January 23, 2015	By:	/s/ Walter C. Herlihy
Walter C. Herlihy

President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Transitional Services and Separation Agreement, dated as of January 22, 2015, by and between Repligen Corporation and Walter C. Herlihy, Jr.

99.1	Press Release by Repligen Corporation, dated January 21, 2015.